Exhibit 99.1

Phoenix Footwear Group, Inc.

FOR IMMEDIATE RELEASE

PHOENIX FOOTWEAR GROUP COMMENTS ON 2004
FINANCIAL AND OPERATING RESULTS

PROVIDES FINANCIAL GUIDANCE FOR 2005

Carlsbad, California, January 28, 2005 — Phoenix Footwear Group, Inc. (AMEX: PXG) today commented on the financial and operating results it expects to report for the fourth quarter and full year ended January 1, 2005 and provided financial guidance for the full year ending December 31, 2005. The Company will report its fourth quarter and full year audited 2004 results and host a quarterly conference call in late February.

2004 FOURTH QUARTER AND FULL YEAR

As a result of continued softness at the Company’s Trotters and Altama Footwear brands, the Company expects to report a net loss per share for the 2004 fourth quarter, as compared to the $0.02 per fully diluted share reported for the fourth quarter of 2003. As a result, while the Company is expected to remain solidly profitable for the year, it will not meet its previous full year guidance of $0.65-$0.70 per diluted share for 2004.

2005 ANNUAL GUIDANCE

Phoenix Footwear also provided financial guidance for the full year ended December 31, 2005. For the full year 2005, the Company expects to report overall revenues of $90 to $95 million and diluted EPS of $0.65 to $0.70. Included in projected EPS is $0.12 per share in amortization charges of acquisition-related intangibles and charges related to the expensing of stock to employees in the Company’s 401(k) savings plan. These projections are based upon current Spring backlog and projected Fall sales for 2005 for the Company’s SoftWalk, H.S. Trask and Royal Robbins brands, offset by sales that are expected to run below 2004 levels for Altama Footwear and the Trotters brand. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this press release.

Phoenix Footwear’s growth strategy includes a significant focus on acquiring, integrating and improving the performance of footwear and apparel brands. This process may result in revenue and earnings volatility in the short-term as the Company repositions and invests in acquired assets. Going forward, the Company has elected to return to its practice of providing annual guidance only and will discontinue providing quarterly financial guidance and the short-term view they engender. The Company will update investors on its annual guidance within its quarterly earnings releases throughout the year. In addition, Phoenix Footwear is adopting a policy of providing historical growth rates for each of its brands in future earnings releases. The Company also plans to expand its commentary on operating developments and strategy at each of its brands, to inform investors of its efforts to improve the positioning of its brands and create long-term shareholder value.

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OPERATING DEVELOPMENTS

Royal Robbins:

Royal Robbins posted an outstanding year in 2004, with net sales increasing approximately 30% for the full year compared to pro forma net sales for 2003. During 2004, Royal Robbins expanded its distribution base among new channels, including Dillard’s and Dick’s Sporting Goods. Royal Robbins continues to expand its Fall 2005 offering and is experiencing strong acceptance of its product at retail. Royal Robbins recently added a national sales manager and is expected to post strong organic growth in 2005.

SoftWalk:

SoftWalk completed 2004 with net sales growth of approximately 8% over the previous year, representing the brand’s fourth consecutive year of growth. During the year, SoftWalk added four additional sales positions, partially in anticipation of the initial build-out of Strol, the men’s version of the brand. SoftWalk continues to refine and expand its product offering and is enjoying significant growth in futures for the Spring of 2005, which is expected to produce positive organic growth for the year.

Trotters:

During the fourth quarter, the Company’s Trotters brand continued to experience lower sell through and reorder rates compared to previous quarters. For the full year, Trotters’ net sales decreased approximately 4% versus 2003. As previously reported, the Company is taking steps to redesign and reposition the Trotters line of footwear. Additionally, the Company has added two additional sales positions to the brand as part of an effort to broaden distribution. While Trotters is experiencing modest growth in its bookings for Spring 2005, sales are expected to remain largely flat for the entirety of the year.

H.S. Trask:

In 2004 the Company completely redesigned and repositioned its H.S. Trask line. As a result, H.S. Trask’s net sales decreased approximately 21% for the full year compared to pro forma net sales for 2003. The Company recently added two new sales positions to the brand. H.S. Trask’s new product is performing well at retail and the brand has already received and is shipping significant orders for its newly launched women’s product line. Future orders for H.S. Trask are also up and the Company expects this momentum to accelerate in 2005 and to result in significant organic growth for the full year.

Altama Footwear:

During the fourth quarter of 2004 the Company’s Altama unit continued to experience delays in the quantity and shipments of product related to a multi-year contract with the Department of Defense (DOD). As a result, Altama’s net sales during the past two quarters have declined approximately 33% compared to net sales in the brand for the prior year quarters. The Company expects orders and shipments under its DOD contract to continue at the current levels throughout 2005. The Company expects two sizable DOD combat boot procurements to be solicited during 2005 and believes that Altama is well positioned to participate in both. Additionally, Altama has taken steps to expand its non-DOD commercial business, including hiring three new sales representatives focused on this market and developing a public safety footwear line, which will be introduced at the WSA show in February in Las Vegas.

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James R. Riedman, Chairman, commented, “While we will report strong revenue growth overall and solidly profitable results for 2004, we are disappointed with the performance of our Altama and Trotters brands. Altama remains a profitable unit and we believe we are taking the right steps to address the slowdown at this and our other brands through investment in new product and sales personnel, while preserving our overall profitability. We remain committed to prudently building a portfolio of profitable and sustainable specialty brands that will generate returns for our shareholders over time.”

Richard White, Chief Executive Officer, commented, “We are committed to restoring the Trotters brand to growth through our redesign and marketing efforts. At Altama, while our existing combat boot business with the DOD has declined, we are pursuing new DOD contracts and have launched a new product line centered on the Public Safety arena. In addition, our remaining brands are off to a promising start in 2005 as our repositioning efforts at H.S. Trask are leading to a positive response in the market and our Royal Robbins and SoftWalk brands are very well positioned for growth in the year ahead. We look forward to providing more details on our progress when we report our full 2004 results in February.”

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and apparel. The Company’s premium brands include the Trotters®, SoftWalk®, H.S. Trask®, Altama® and Ducks Unlimited® footwear lines and the Royal Robbins® and Audubon® apparel lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding our expected revenues and earnings, statements regarding future contracts and orders and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-Q for the fiscal quarter ended September 25, 2004 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov.

These include without limitation: risks related to our acquisition efforts; changing consumer preferences and fashion trends; competition from other companies in our markets; the concentration of our sales to a relatively small group of customers; the potential financial instability of our customers; our ability to protect our intellectual property rights; the risks of doing business in international markets; our reliance on independent manufacturers; disruptions in Altama’s manufacturing system; our ability to replace revenues from lost sales to the DOD of products planned to be discontinued; the loss of one or more senior executives; adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the

Phoenix Footwear Updates Financial Guidance . . . Page 4

convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; fluctuations in the price, availability and quality of raw materials; the failure of any brand to continue its sales growth at its historical rates; a decline in general economic conditions; the difficulty in evaluating our recent operating results given the significance of our recent acquisitions to our operations; the risk of dilution to investors and increased leverage from the financing of any future acquisitions; the risk of foreclosure on our assets by our bank in the event of a default under our secured credit arrangement; the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to stockholders’ ownership percentage as the result of the exercise of outstanding stock options; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under our employee retirement plan; the control over the Company by a principal stockholder; our ability to manage inventory levels; and, fluctuations in our financial results as a result of the seasonality in our business. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward- looking statement based on actual results during the period or changes in assumptions or estimates or other changes in the period.

Contacts:

Kenneth Wolf	Todd St.Onge
Chief Financial Officer	Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.	(212) 986-6667
(760) 602-9688

The Company has discussed pro forma net sales performance in two of its recently acquired brands, H.S. Trask and Royal Robbins, which is a non-GAAP financial measure of reported sales based on these brands pro forma net sales for 2003. In our measure of pro forma net sales, we have included unaudited prior year period net sales of H.S. Trask and Royal Robbins. This pro forma information is considered a non-GAAP financial measure, but is provided to present the total net sales for these brands in 2003, both before and after the Company’s respective acquisition of these brands. The sales figures for these acquisitions are internally prepared and unaudited, and have not been reviewed by our independent accountants. Management believes that discussing pro forma net sales performance for these brands provides a better understanding of the Company’s net sales performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods on a comparable basis.

The non-GAAP financial measures discussed in the preceding paragraph and elsewhere in this report do not replace the presentation of Phoenix Footwear’s GAAP financial results and do not necessarily reflect the actual financial results of the combined companies for the periods presented. A reconciliation of the non-GAAP financial measures contained in this report to the most comparable GAAP measures is as follows:

Phoenix Footwear Updates Financial Guidance . . . Page 5

	Pro Forma Net Sales	Pro Forma Net Sales
	for the Three	for the Twelve
	Months Ended	Months Ended
	December 27, 2003	December 27, 2003
	(in thousands)	(in thousands)
	(unaudited)	(unaudited)
2003 Acquired Brands:
H.S. Trask :1/1/03 - 8/7/03[1]		$4,971
H.S. Trask :8/8/03 - 12/27/03	$2,453	3,964

Total Brand Net Sales	2,453	8,935
Royal Robbins, Inc.:1/1/03 - 10/31/03[2]	898	15,010
Royal Robbins, Inc.:11/1/03 - 12/27/03	708	708

Total Brand Net Sales	1,606	15,718
Total Net Sales - 2003 Acquired Brands	$4,059	$24,653

1.	The Company completed its acquisition of H.S. Trask & Co. on August 7, 2003.

2.	The Company completed its acquisition of Royal Robbins, Inc. on October 31, 2003.